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[SBL LOGO]
Security Benefit Life Insurance Company
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A Member of The Security                               700 SW Harrison St.
Benefit Group of Companies                             Topeka, Kansas 66636-0001

                            VARIFLEX ENROLLMENT FORM
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1.  OWNER (EMPLOYER)
    Name _______________________________________________________________________
    Address ____________________________________________________________________
    ____________________________________________________________________________
    Tax I.D. or SSN ____________________________________________________________
    Group Contract Number_______________________________________________________
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2.  ALLOCATION OF PURCHASE PAYMENTS
    Small Cap Growth         _____%         Large Cap Growth              _____%
    Small Cap Value          _____%         Equity                        _____%
    Technology               _____%         Main Street Growth & Income   _____%
    International            _____%         Large Cap Value               _____%
    Global                   _____%         Global Total Return           _____%
    Mid Cap Growth           _____%         Equity Income                 _____%
    Mid Cap Value            _____%         Managed Asset Allocation      _____%
    Social Awareness         _____%         Global Strategic Income       _____%
    Select 25                _____%         High Yield                    _____%
    Capital Growth           _____%         Diversified Income            _____%
    Enhanced Index           _____%         Money Market                  _____%
                                            General Account               _____%
                                                                            100%
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3.  PARTICIPANT
    Name _______________________________________________________________________
    Address ____________________________________________________________________
    ____________________________________________________________________________
    Sex M |_|  F |_| Date of Birth _____________________________________________
    Tax I.D. or SSN ____________________________________________________________
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4.  PRIMARY BENEFICIARY
    Name________________________________________________________________________
    Address_____________________________________________________________________
    ____________________________________________________________________________
    Relationship to Owner_______________________________________________________
    Date of Birth_______________________________________________________________
    Tax I.D. or SSN_____________________________________________________________
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5.  CONTINGENT BENEFICIARY
    Name________________________________________________________________________
    Address_____________________________________________________________________
    ____________________________________________________________________________
    Relationship to Owner_______________________________________________________
    Date of Birth_______________________________________________________________
    Tax I.D. or SSN_____________________________________________________________
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6.  TYPE OF ANNUITY CONTRACT (check one box below)

    |_| 403(b) (TSA)               |_| 401(a) (Qual. Pension/Profit Sharing)
    |_| 457 (Def. Comp.)           |_| 401(k) (Qual. Savings Plan)

    Type of Plan:
    ____________________________________________________________________________
    ____________________________________________________________________________
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7.  TYPE OF GROUP CONTRACT

    A.  Control of the Contract will be vested in:
        |_| Owner    |_| Participant    |_| Other ______________________________

    B.  Will purchase payments be allocated to participant certificates?
        |_| Yes    |_| No
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8.  EMPLOYER INFORMATION:
    Employer Name_______________________________________________________________
    Type of Organization (e.g. public school system)
    ____________________________________________________________________________
    Employer Address ___________________________________________________________
    Billing Statement Address __________________________________________________
    Amount of Purchase Payments to be made:  $__________________________________
    Frequency ____________________ times per year
    Beginning Date _____________________________________________________________
    Will Employer make contributions?  |_| Yes    |_| No
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9.  Will this annuity replace or change any other insurance or annuity?
    |_| Yes    |_| No

    If yes, state company(ies), contract number(s)______________________________
    Type of contract____________________________________________________________

    If 1035 exchange or other transfer of assets, attach: (1) exchange form(s) or letter(s); and (2) replacement form(s), if applicable.
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10. Special Instructions________________________________________________________
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11. TELEPHONE TRANSFER PRIVILEGE

    SBL will make transfers among accounts, change the allocation of future purchase payments, change the Dollar Cost Averaging option, and/or change the Asset Reallocation option based on telephone instructions.

    If you DO NOT wish to use the telephone privileges, you must check the box |_|

PLEASE NOTE THAT EMPLOYERS COMPLETING AN INITIAL APPLICATION FOR A MASTER GROUP CONTRACT, NEED ONLY COMPLETE SECTIONS 1 AND 6 THROUGH 9.

GV7581 (1-98)                                                        15-75812-00
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12. |_| AUTOMATIC DOLLAR COST AVERAGING
    Please establish an automatic transfer from
    ________________________________   to  (1) _________________________________
      (Series or General Account)                 (Series or General Account)

    (Please indicate the dollar or
    percent split if going to one          (2) _________________________________
    or more accounts)                             (Series or General Account)

    Please establish the transfer under the following option:

    Check only one:

    A.  |_| $________________ per transfer over _______________ months/years

    B. |_| Fixed Period of _____________ months/years. At the end of the Fixed Period, all Contract Value will have been transferred from the Series/General Account.

    C. |_| Only Interest/Earnings over ____________ months/years. Earnings will accrue for one time period (a month or quarter) from the effective date before the first transfer occurs.

    Please make transfers:  |_| Monthly     |_| Quarterly

    I understand that automatic transfers from the General Account are limited as described in the current prospectus.
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13. [ ] ASSET  REALLOCATION  REQUEST: I elect Automatic Asset Reallocation (AAR)
    among the Accounts outlined in Section 2. The General Account may not be used if the reallocation would violate the Transfer provisions of the General Account as stated in the Contract. Initial purchase payment will be allocated based on instructions in Section 2 starting on:

    Effective Date: _____________________ and continuing every [ ] 3 months [ ] 6 months [ ] 12 months thereafter
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14. |_|  SECUR-O-MATIC BANK DRAFT (ATTACH VOID CHECK)

    Establish a |_| Monthly |_| Quarterly draft from my bank account on the:
                                |_| 7th   |_| 14th   |_| 21st   |_| 28th

    Amount of Draft:  $_________________________________________________________
    Name of Bank:  ______________________   Bank Phone Number:  ________________
    Bank Address:  _____________________________________________________________
                   Street             City            State            Zip Code
    Bank Account Number:_______________   Transit Routing Number:_______________

    I authorize SBL to make withdrawals from my checking account which I maintain at the above listed bank. This authorization is limited to the payment to SBL of the amount indicated on this application. I authorize my bank to pay and charge to my bank account any withdrawals made by and payable to SBL for this purpose. This authority is to remain in effect until revoked by me in writing, and until SBL and the bank actually receive such notice, I agree neither SBL nor the bank shall have any liability to me in making any such withdrawals.
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I have been given a current  prospectus  that describes the contract for which I am applying and a current prospectus for the fund which underlies each Series above. If my annuity contract qualifies under Section 403(b), I declare that I know: (1) the limits on redemption imposed by Section 403(b)(11) of the Internal Revenue Code; and (2) the investment choices available under my employer's
Section 403(b) plan to which I may elect to transfer my account balance. I KNOW THAT ANNUITY PAYMENTS AND WITHDRAWAL VALUES, IF ANY, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT OF SBL ARE VARIABLE AND DOLLAR AMOUNTS ARE NOT GUARANTEED. The amount paid and the application must be acceptable to SBL under its rules and practices. If they are, the contract applied for will be effective on its Contract Date. If they are not, SBL will be liable only for the return of the amount paid.

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                    TAX IDENFICIATION NUMBER CERTIFICATION**

UNDER PENALTIES OF PERJURY I CERTIFY THAT:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service
    (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding. THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISIONS OF THIS DOCUMENT OTHER THAN THE CERTIFICATION REQUIRED TO AVOID BACKUP WITHHOLDING.
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               Dated at ________________________________________

               this _______ day of _______________________ 20___

               _________________________________________________
                              Participant Signature

               _________________________________________________
                          Owner Signature (if required)

REPRESENTATIVE'S STATEMENT - To the best of my knowledge, this application is not involved in replacement of life insurance or annuities, as defined in applicable Insurance Department Regulations, except as stated in Section 9 above. I have complied with the requirements for disclosure and/or replacement.

               __________________________________________________
                      Representative Signature and Number

               __________________________________________________
               Print Representative's Full Name and Phone Number

               __________________________________________________
                         Broker/Dealer Name and Number

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**CERTIFICATION  INSTRUCTIONS  - You must  cross  out item (2) above if you have been notified by IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. For contributions to an individual retirement arrangement (IRA), and generally payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.
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|_| CHECK THIS BOX IF YOU WOULD LIKE A STATEMENT OF ADDITIONAL INFORMATION.